UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2011

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	27-6715889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Hidden Lake Road, Building A Brattleboro, Vermont 05301
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (802) 257-1617

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2011 Teucrium Trading, LLC (“Teucrium”), sponsor of the Teucrium Soybean Fund (the “Fund”), a series of the Teucrium Commodity Trust (the “Registrant”), amended the Teucrium Amended and Restated Limited Liability Company Operating Agreement dated October 26, 2009 (as amended, the “LLC Agreement”) to revise the formal descriptions and related powers, duties and responsibilities of the officers of Teucrium.  Effective as of September 30, 2011 (the “Effective Date”), Teucrium and, as a result, the Fund and the Registrant, will be managed both formally and operationally by three officers: (1) a Chief Executive Officer, (2) a Chief Investment Officer and President and (3) a Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer.

The Chief Executive Officer will be responsible for the overall strategic direction of Teucrium and will have general control of its business.  The Chief Investment Officer and President will be primarily responsible for trade operations and portfolio activities with respect to the Fund and each other fund that is a series of the Registrant.  The Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer will act as Teucrium’s principal financial and accounting officer, which position will include the functions previously performed by the Treasurer (this position replaces the Treasurer position), and will administer Teucrium’s regulatory compliance program.

Pursuant to the procedures specified in the LLC Agreement as of the Effective Date, (1) Dale Riker, formerly Teucrium’s Treasurer and Secretary, has been appointed as Teucrium’s Chief Executive Officer (Mr. Riker will retain his position as Teucrium’s Secretary), (2) Sal Gilbertie, formerly Teucrium’s President, has been appointed as Teucrium’s Chief Investment Officer and President, and (3) Barbara Riker has been appointed as Teucrium’s Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer.  Ms. Riker is married to the current Chief Executive Officer of Teucrium, Mr. Riker.

Neither the Fund nor the Registrant directly compensate any of the executive officers of Teucrium.  The executive officers of Teucrium are compensated by Teucrium for the work they perform on behalf of the Fund and the Registrant.  The Fund and each other fund that is a series of the Registrant is obligated to pay a management fee to Teucrium.

As of the date of this Current Report on Form 8-K, no new compensatory arrangements have been entered into with respect to Mr. Riker’s appointment as Chief Executive Officer of Teucrium or Mr. Gilbertie’s appointment as Chief Investment Officer and President of Teucrium.  Neither the Fund nor the Registrant will reimburse Teucrium for, or set the amount or any form of any portion of, the compensation paid to the Chief Executive Officer or the Chief Investment Officer and President.  With respect to Ms. Riker’s appointment as Chief Financial Officer of Teucrium, Ms. Riker has entered into a new compensatory arrangement with Teucrium pursuant to which she will be paid an annual salary.  Such compensation will be allocated among the Fund and each other fund that is a series of the Registrant based on the size, volume and complexity thereof and the actual amounts allocated to each fund may vary over time, as the relative size, volume and complexity of the funds varies.

Due to their positions and ownership interests in Teucrium, each of Mr. Riker and Mr. Gilbertie are registered as “principals” of Teucrium with the Commodity Futures Trading Commission (“CFTC”), as that term is defined in CFTC Rule 3.1.  Ms. Riker has submitted documentation to the CFTC to be registered as a principal and such registration is pending.

The biographical information for each of Mr. Riker and Mr. Gilbertie is set forth in the Teucrium Commodity Trust Registration Statement on Form S-1/A (File No. 333-167590), filed with the Securities and Exchange Commission on June 3, 2011, and hereby incorporated herein by reference and modified by the foregoing descriptions of their new officer positions as of the Effective Date.  Biographical information for Ms. Riker is as follows:

Barbara Riker, Chief Financial Officer, Chief Accounting Officer and Chief Compliance Officer for Teucrium since September 2011, has a background in finance, accounting, investor relations, corporate communications and operations. From 1980 to 1993, she worked in various financial capacities for Pacific Telesis Group and its predecessors.  In 1993, with the spin-off of AirTouch Communications from Pacific Telesis Group, Ms. Riker was selected to lead the Investor Relations team for the global mobile phone operator.  In her capacity as Executive Director – Investor Relations and Corporate Communications from February, 1993 to June, 1995, AirTouch completed its initial public offering and was launched as an independent publicly-traded company. In June, 1995, she was named Chief Financial Officer of AirTouch International and, in addition to her other duties, served on the board of several of the firm’s joint ventures, both private and public, across Europe.  In June, 1997, Ms. Riker moved into an operations capacity as the District General Manager for AirTouch Paging’s San Francisco operations.  In February, 1998 she was named Vice President and General Manager of AirTouch Cellular for Arizona and New Mexico.  Ms. Riker retired in 1999, coincident with the purchase of AirTouch by Vodafone PLC.  Ms. Riker graduated with a Bachelor of Science in Business Administration from Cal State – East Bay in 1980.  Ms. Riker is married to the Chief Executive Officer of Teucrium, Dale Riker. Ms. Riker is 53 years old.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Teucrium Commodity Trust Registration Statement on Form S-1/A (File No. 333-167590) filed with the Securities and Exchange Commission on June 3, 2011.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: September 30, 2011	By:	/s/ Dale Riker
Name: Dale Riker
Title: Chief Executive Officer